UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 31, 2025
Date of Report (date of earliest event reported)
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Charlotte’s Web Holdings, Inc.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56364 (Commission File Number)	98-1508633 (I.R.S. Employer Identification Number)
700 Tech Court Louisville, Colorado 80027
(Address of principal executive offices and zip code)
(720) 617-7303
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, Charlotte’s Web Holdings, Inc. (the “Company”) announced the departure of Stephen Rogers as Senior Vice President - General Counsel and Corporate Secretary. Mr. Rogers' outstanding stock options and unvested restricted share awards will be forfeited in accordance with the terms of such stock options and unvested restricted share awards.

Ms. Mindy Garrison, the Company’s Chief People Officer, will assume the role of Corporate Secretary effective immediately. Ms. Garrison has served the Company as Chief People Officer since November 2021. There were no amendments to Ms. Garrison’s compensation or equity awards in connection with her assumption of this new role.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of August, 2025.

CHARLOTTE’S WEB HOLDINGS, INC.

By:	/s/ Erika Lind
Name:	Erika Lind
Title:	Chief Financial Officer (Principal Financial Officer)
Date: August 1, 2025